SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported	Commission File Number
June 24, 2004	1-3822

New Jersey	21-0419870
State of Incorporation	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Item 7 – Financial Statements and Exhibits

     (c) Exhibits

99.1	Release dated June 24, 2004 announcing, among other things, (i) a new “Driving Quality Growth” plan, (ii) annual growth targets of 3-4 percent for net sales and 5-7 percent for earnings per share, and (iii) cost saving initiatives expected to result in a pre-tax restructuring charge of up to $35 million in the fourth quarter of fiscal 2004.

Item 9 – Regulation FD Disclosure

On June 24, 2004, Campbell Soup Company issued a press release announcing, among other things, (i) a new “Driving Quality Growth” plan, (ii) annual growth targets of 3-4 percent for net sales and 5-7 percent for earnings per share, and (iii) cost saving initiatives expected to result in a pre-tax restructuring charge of up to $35 million in the fourth quarter of fiscal 2004. A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report, including the attached Exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: June 24, 2004
	By:	/s/ Robert A. Schiffner
Robert A. Schiffner
Senior Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Release dated June 24, 2004 announcing, among other things, (i) a new “Driving Quality Growth” plan, (ii) annual growth targets of 3-4 percent for net sales and 5-7 percent for earnings per share, and (iii) cost saving initiatives expected to result in a pre-tax restructuring charge of up to $35 million in the fourth quarter of fiscal 2004.

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